SPECIMEN SERIES A SHARE CERTIFICATE

NUMBER	SHARES
_________A

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

SERIES A SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP ____________

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF
THE PAR VALUE OF $0.0001 EACH OF
RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

transferable in accordance with the Articles of Association of the Company, as amended.  Capitalized terms not otherwise defined shall have the meanings assigned to them in the Company’s Amended and Restated Memorandum and Articles of Association.  The Series A Shares will be automatically consolidated with all other classes of the Company’s Ordinary Shares upon consummation of its initial Acquisition Transaction, provided that the Company has not elected to grant its public shareholders their redemption rights by means of a Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation, in which case the Series A Shares will automatically be converted to Series B Shares immediately following consummation of the Acquisition Transaction.  Public shareholders who hold Series B Shares will be entitled to participate in the Post-Acquisition Transaction Tender Offer by tendering their Series B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC. Upon consummation of a Post-Acquisition Automatic Trust Liquidation, public shareholders who hold Series B Shares will have their shares of Series B Shares automatically converted into the right to receive a pro rata portion of the Trust Account, and shall cease to have any other rights as shareholders of the Company. The Series B Shares will be automatically consolidated with all other classes of the Company’s Ordinary Shares upon consummation of its Post-Acquisition Tender Offer. The Company will be forced to liquidate if it is unable to complete an Acquisition Transaction by ________, all as more fully described in the Company’s final prospectus dated _______, 2012.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.  Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.
CORPORATE
SEAL 2012
BRITISH VIRGIN ISLANDS

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of Series A Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares represented by the
within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the
said share on the books of the within named Corporation will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate an acquisition transaction, (ii) if the holder seeks to convert his respective shares into cash in connection with an initial acquisition transaction which is actually consummated, or (iii) an automatic post-acquisition trust liquidation conducted by the Company.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.